UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 19, 2006

Verticalnet, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	000-25269	23-2815834
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

400 Chester Field Parkway, Malvern, Pennsylvania		19355
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(610) 240-0600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

At the 2006 Annual Meeting of Shareholders of Verticalnet, Inc. ("Verticalnet") held on May 19, 2006 (the "Annual Meeting"), Verticalnet’s shareholders approved the Verticalnet, Inc. 2006 Omnibus Equity Compensation Plan (the "Omnibus Plan"). Verticalnet’s Board of Directors previously approved the Omnibus Plan at a meeting held on March 2, 2006, subject to shareholder approval. A brief description of the material terms and conditions of the Omnibus Plan is contained in Verticalnet’s Definitive Proxy Statement on Schedule 14A filed on April 12, 2006 in connection with the Annual Meeting (the "Proxy Statement") and is incorporated herein by reference.

The description of the Omnibus Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Omnibus Plan, a copy of which is filed as Exhibit 10.1 to this report, and is incorporated herein by reference. You are urged to read the Omnibus Plan attached to this report as Exhibit 10.1 in its entirety.

Item 8.01 Other Events.

On July 5, 2006, Verticalnet received a letter (the "Letter") from The Nasdaq Stock Market ("Nasdaq") that the Nasdaq Listing Qualifications Panel (the "Panel") determined that Verticalnet is now compliant with all Nasdaq Marketplace Rules, and eligible for continued listing on the Nasdaq Capital Market. As previously reported, on June 12, 2006, Verticalnet effected a one-for-seven reverse split of its outstanding shares of common stock. As a result of the reverse stock split, each holder of seven shares of common stock immediately prior to June 12, 2006 became the holder of one share of common stock. Pursuant to the Letter, the Panel noted that Verticalnet had taken appropriate actions to resolve its bid price deficiency, and that Verticalnet’s common stock has now traded for more than ten consecutive trading days at over $1.00 per share. Therefore, the Panel granted Verticalnet’s request for continued listing on the Nasdaq Capital Market.

The Letter also stated that the Nasdaq Listing and Hearing Review Council may, on its own motion, determine to review any Panel decision within 45 calendar days after issuance of the written decision. If the Listing Council determines to review the decision, it may affirm, modify, reverse, dismiss, or remand the decision to the Panel.

Verticalnet also reports that each of the following proposals contained in the Proxy Statement were approved by Verticalnet’s shareholders at the Annual Meeting:

1. The election of Mark L. Walsh and Darryl E. Wash as Class I Directors;

2. The amendment to Verticalnet’s Amended and Restated Articles of Incorporation to effect a reverse stock split of its outstanding common stock at an exchange ratio of not less than 1-for-3 and not more than 1-for-7, and authorize Verticalnet’s Board of Directors to implement the reverse stock split within this range at any time prior to the 2007 annual meeting of shareholders by filing an amendment to Verticalnet’s Amended and Restated Articles of Incorporation;

3. The approval to issue shares of Verticalnet’s common stock pursuant to Verticalnet’s $6.6 million Senior Secured Convertible Promissory Notes in an aggregate amount exceeding 19.99% of Verticalnet’s outstanding shares of common stock;

4. The approval of the Verticalnet, Inc. 2006 Omnibus Equity Compensation Plan; and

5. The amendment to Verticalnet's Amended and Restated Articles of Incorporation to increase the number of authorized shares of its common stock to 150,000,000 shares.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Exhibit Description

10.1 Verticalnet, Inc. 2006 Omnibus Equity Compensation Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verticalnet, Inc.

July 6, 2006	By:	Gene S. Godick

Name: Gene S. Godick
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Verticalnet, Inc. 2006 Omnibus Equity Compensation Plan